Exhibit 99.1

Good afternoon. Welcome to Clearfield’s fiscal second quarter 2020 earnings conference call. My name is Daryl, and I will be your operator this afternoon.

Joining us for today’s presentation are the Company's President and CEO, Cheri Beranek and CFO, Dan Herzog. Following their commentary, we will open the call for questions.

I would now like to remind everyone that this call will be recorded and made available for replay via a link in the investor relations section of the Company's website. This call is also being webcasted and accompanied by a PowerPoint presentation called the FieldReport, which is also available in the investor relations section of the Company's website.

FieldReport / Fiscal Q2 2020 Earnings Call / April 23, 2020 NASDAQ:CLFD The Industry Leader in Craft Friendly Fiber Optic Management and Connectivity Solutions Fiscal Q2 2020 Earnings Call FieldReport

Please note that during the course of this call, management will be making forward-looking statements regarding future events and the future financial performance of the Company. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.

It’s important to note also that the Company undertakes no obligation to update such statements except as required by law. The Company cautions you to consider risk factors that could cause actual results to differ materially from those in the forward-looking statements contained in today’s press release, FieldReport, and in this conference call. The risk factors section in Clearfield’s most recent Form 10-K filing with the Securities and Exchange Commission provides descriptions of those risks. As a reminder, the slides in this presentation are not controlled by the speaker but rather by you, the listener. Please advance forward through the presentation as the speakers present their remarks.

With that, I would like to turn the call over to Clearfield’s CEO, Cheri Beranek.

Please proceed.

FieldReport / Fiscal Q2 2020 Earnings Call / April 23, 2020 NASDAQ:CLFD Important Cautions Regarding Forward - Looking Statements Forward - looking statements contained herein and in any related presentation or in the related FieldReport are made pursuant to t he safe harbor provisions of the Private Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “est ima te,” “outlook,” or “continue” or comparable terminology are intended to identify forward - looking statements. Such forward looking statements includ e, for example, statements about the expected impact of COVID - 19 and related economic uncertainty, the Company’s future revenue and operating pe rformance, and trends in and growth of the FTTx markets, market segments or customer purchases and other statements that are not historical fac ts. These statements are based upon the Company's current expectations and judgments about future developments in the Company's busines s. Certain important factors could have a material impact on the Company's performance, including, without limitation: the as yet - unknown i mpact of COVID - 19 and related economic uncertainty; to compete effectively, we must continually improve existing products and introduce new pro duc ts that achieve market acceptance; our expected growth is based upon the expansion of the telecommunications market; our operating results ma y f luctuate significantly from quarter to quarter, which may make budgeting for expenses difficult and may negatively affect the market p ric e of our common stock; our success depends upon adequate protection of our patent and intellectual property rights; intense competition in ou r i ndustry may result in price reductions, lower gross profits and loss of market share; we rely on single - source suppliers, which could cause delays, in creases in costs or prevent us from completing customer orders, all of which could materially harm our business; a significant percentage of our sales in th e last three fiscal years have been made to a small number of customers, and the loss of these major customers or significant decline in business with the se major customers would adversely affect us; further consolidation among our customers may result in the loss of some customers and may reduce sal es during the pendency of business combinations and related integration activities; we may be subject to risks associated with acquisitions th at could adversely affect future operating results; product defects or the failure of our products to meet specifications could cause us to lose cu stomers and sales or to incur unexpected expenses; we are dependent upon key personnel; we face risks associated with expanding our sales outside of the United States; our business is dependent on effective management information systems and information technology infrastructure; our results of o per ations could be adversely affected by economic conditions and the effects of these conditions on our customers’ businesses; changes in govern men t funding programs may cause our customers and prospective customers to delay or reduce purchases; and other factors set forth in Part I, Item I A. Risk Factors of Clearfield's Annual Report on Form 10 - K for the year ended September 30, 2019 as well as other filings with the Securities and E xchange Commission. The Company undertakes no obligation to update these statements to reflect actual events unless required by law. © Copyright 2020 Clearfield, Inc. All Rights Reserved. NASDAQ:CLFD 2

Good afternoon, and thank you everyone for joining us today. As you can see, some of the things we just take for granted in earlier times when we're in a situation like this, we do our best that we can. So thank you for sticking with us. We're -- Dan and I are both at our own prospective homes and doing the normal routine that most people are doing today, which is social distancing, working from home and the remote life that is now becoming our new normal.

We were pleased that due to the critical role Clearfield’s solutions play in supporting the communications infrastructure, Clearfield operations have been classified as critical sector work. We have continued to be fully operational since the beginning of 2020 despite the unprecedented global business closures and slowdown caused by COVID-19.

We continue with production operations in both our U.S. and Mexican manufacturing facilities and have established multiple continency plans in the event our ability to operate is diminished or eliminated at either location. As of today, our employees are healthy and we have no reported COVID-19 cases. However, this of course, can change at any time.

FieldReport / Fiscal Q2 2020 Earnings Call / April 23, 2020 NASDAQ:CLFD Welcome Cheri Beranek PRESIDENT & CEO NASDAQ:CLFD 3

The second quarter was a strong period for Clearfield, as we achieved the highest level of revenue for any fiscal Q2 in our company’s history at $20.4 million, which was up sequentially 5% and 7% year-over-year. This trajectory is consistent with our expectations and was driven by strong contributions from our National Carrier and MSO markets, which were up 66% and 75% year-over-year, respectively.

In terms of efficiency, we realized another quarter of solid gross profit margin at nearly 40%, which is the highest level in eight quarters. This achievement reflects the success of the operational efficiency initiatives we’ve implemented across the organization over the last six months, particularly the cost reduction efforts across our product lines and the expanded use of our Mexican manufacturing plant.

From a production standpoint, we saw a healthy increase in our order backlog in the second quarter, which increased 61% sequentially and 62% from the same year-ago period to $9.3 million. For the most part, we continue to book at industry-leading lead times for standard products.

Now, before I turn the call over to our CFO Dan Herzog to discuss our financial performance in more detail, I’d like to spend a moment reviewing some of our recent operational updates and market progress.

FieldReport / Fiscal Q2 2020 Earnings Call / April 23, 2020 NASDAQ:CLFD FQ2 2020 Highlights NASDAQ:CLFD 4 • Revenue of $20.4M, up 7% over the prior year quarter • 66% growth in Tier 1 revenue over the prior year quarter, driven by strong market adoption of FieldShield and other fiber connectivity solutions • 75% increase in MSO revenue over the prior year quarter • Gross profit increased 16% to $8.2M • Solid gross profit margin of near 40%, the highest level in eight quarters • Order backlog increased $3.5M, or 61%, sequentially to $9.3M $19.1M $21.9M $24.0M $19.4M $20.4M Q2-19 Q3-19 Q4-19 Q1-20 Q2-20 Quarterly Revenue TTM Quarterly Revenue $83.1M $85.6M Q2-19 Q2-20

Although COVID-19’s impact began to deepen in March 2020 here in the United States, we did not experience any particular customer ordering delays or changes in ordering patterns.

Looking at our market segments by revenue more closely, starting with our core Community Broadband market. In the second quarter, we generated revenue of $12.2 million, which was consistent with the same period last year. On a trailing twelve-month basis ended March 31, 2020, Community Broadband market revenue totaled $52.2 million, which was down 3% from the comparable period last year.

Our national carrier business was our second largest market, comprising 19% of our total revenue in Q2 and 17% of our total revenue for the trailing twelve-month period. From a growth standpoint, we built on the momentum we established over the last several quarters, realizing a 66% year-over-year increase in revenue to $3.9 million in the second quarter and a 46% year-over-year increase to $14.3 million for the trailing twelve-month period.

As I spoke to on the Q1 FieldReport, the primary factor driving this growth is the continued demand from fiber-to-the-home and fiber-to-the-business applications. We believe the momentum in our National Carrier market to date validates the strategic investments we’ve made to capitalize on the Tier 1 market, including the 5G opportunity.

In addition to the positive results we’ve experienced in our National Carrier market, we realized another quarter of double-digit growth in our MSO, or Cable TV market. In fiscal Q2, we generated $2.6 million in revenue, which was up 75% year-over-year, and generated $9.9 million for the trailing twelve-month period, which was up 23% year-over-year.

Revenue in our International market was down 51% year-over-year, and down 25% on a trailing twelve-month basis. The decline was primarily due to delayed orders that we expect to recognize later in the fiscal year.

Revenue in our legacy Build-to-Print business was down 39% in the second quarter, and down 8% over the trailing twelve-month period. On a trailing twelve-month basis, total revenue was $4.2 million, which is consistent with our expectations for this business to operate at approximately a $4 million annual run-rate for the foreseeable future.

With that, I’ll now turn the presentation over to Dan, who will walk us through our financial performance for the second quarter of fiscal 2020.

FieldReport / Fiscal Q2 2020 Earnings Call / April 23, 2020 NASDAQ:CLFD FQ2 & TTM Revenue Comparison by Market NASDAQ:CLFD 5 1) Based on revenue of $85.6 million and Point of Sales (POS) reporting from distributors who resell our product line into these markets. TTM Revenue Composition Ended 3/31/20 1 Community Broadband (Tier 2 & 3, utilities, municipalities, and alternative carriers) National Carrier (Tier 1 Wireline and all Wireless Markets) MSO (Cable TV) International (Canada, Mexico, and Caribbean Markets) Build - to - Print (Legacy contract manufacturing and misc. sales) 61% 17% 12% 6% 5% $54.0 $9.8 $8.1 $6.8 $4.5 $52.2 $14.3 $9.9 $5.1 $4.2 Community Broadband National Carrier MSO International Build-to-Print FQ2 19 FQ2 20 Quarterly Revenue TTM Revenue $12.1 $2.3 $1.5 $2.0 $1.2 $12.2 $3.9 $2.6 $1.0 $0.8 Community Broadband National Carrier MSO International Build-to-Print FQ2 19 FQ2 20

Thank you, Cheri, and good afternoon, everyone.

Now, looking at our second quarter financial results in more detail…

FieldReport / Fiscal Q2 2020 Earnings Call / April 23, 2020 NASDAQ:CLFD Financial Update Dan Herzog CHIEF FINANCIAL OFFICER NASDAQ:CLFD 6

Our revenue in the second quarter of fiscal 2020 increased 7% to $20.4 million from $19.1 million in the same year-ago period. The increase in revenue was primarily due to higher sales in our Tier 1 and MSO markets, offset by lower International sales, as Cheri mentioned.

FieldReport / Fiscal Q2 2020 Earnings Call / April 23, 2020 NASDAQ:CLFD Quarterly Financial Performance 7 NASDAQ:CLFD Note: Dollar figures in millions $19.1 $21.9 $24.0 $19.4 $20.4 Q2-19 Q3-19 Q4-19 Q1-20 Q2-20 Revenue +13% +2% +7% - 4% +7% Year - over - Year Growth Rate

Gross profit for the second quarter of fiscal 2020 totaled $8.2 million, or 39.9% of total revenue. This was an improvement from $7.0 million, or 36.8% of total revenue, in the second quarter of fiscal 2019. The increase in gross profit dollars was due to increased sales volume, while the increase in gross profit percent was due to cost reduction efforts across our product lines, including expanded use of our Mexico manufacturing plant and efficiencies realized from our supply chain programs.

FieldReport / Fiscal Q2 2020 Earnings Call / April 23, 2020 NASDAQ:CLFD Quarterly Financial Performance 8 NASDAQ:CLFD Note: Dollar figures in millions $19.1 $21.9 $24.0 $19.4 $20.4 Q2-19 Q3-19 Q4-19 Q1-20 Q2-20 Revenue +13% +2% +7% - 4% +7% Year - over - Year Growth Rate $7.0 $8.4 $9.3 $7.7 $8.2 Q2-19 Q3-19 Q4-19 Q1-20 Q2-20 Gross Profit 36.8% 38.4% 38.8% 39.9% 39.9% Gross Profit (%)

Our operating expenses for the second quarter of fiscal 2020 were $7.4 million, which were up from $6.7 million in the same year-ago quarter. As a percentage of total revenue, operating expenses in Q2 were 36.4% compared to 35.3% in the same year-ago period. The increase in operating expenses was primarily due to increased compensation costs and the costs associated with product testing required for Tier 1 certification.

FieldReport / Fiscal Q2 2020 Earnings Call / April 23, 2020 NASDAQ:CLFD Quarterly Financial Performance 9 NASDAQ:CLFD Note: Dollar figures in millions $19.1 $21.9 $24.0 $19.4 $20.4 Q2-19 Q3-19 Q4-19 Q1-20 Q2-20 Revenue +13% +2% +7% - 4% +7% Year - over - Year Growth Rate $7.0 $8.4 $9.3 $7.7 $8.2 Q2-19 Q3-19 Q4-19 Q1-20 Q2-20 Gross Profit 36.8% 38.4% 38.8% 39.9% 39.9% Gross Profit (%) 35.3% 31.4% 29.7% 37.8% 36.4% OPEX as % of Revenue $6.7 $6.9 $7.1 $7.3 $7.4 Q2-19 Q3-19 Q4-19 Q1-20 Q2-20 Operating Expenses

Income from operations was $720,000 in the second quarter of fiscal 2020, in comparison to $297,000 in the same year-ago quarter. Income tax expense increased from $99,000 in the second quarter of 2019 to $190,000 in the second quarter of fiscal 2020. In the second quarter of fiscal 2020, net income totaled $748,000, or $0.05 per diluted share, which is an improvement from $368,000, or $0.02 per diluted share, in the same year-ago quarter.

FieldReport / Fiscal Q2 2020 Earnings Call / April 23, 2020 NASDAQ:CLFD Quarterly Financial Performance 10 NASDAQ:CLFD Note: Dollar figures in millions $19.1 $21.9 $24.0 $19.4 $20.4 Q2-19 Q3-19 Q4-19 Q1-20 Q2-20 Revenue +13% +2% +7% - 4% +7% Year - over - Year Growth Rate $7.0 $8.4 $9.3 $7.7 $8.2 Q2-19 Q3-19 Q4-19 Q1-20 Q2-20 Gross Profit 36.8% 38.4% 38.8% 39.9% 40.0% Gross Profit (%) 35.3% 31.4% 29.7% 37.8% 36.4% OPEX as % of Revenue $6.7 $6.9 $7.1 $7.3 $7.4 Q2-19 Q3-19 Q4-19 Q1-20 Q2-20 Operating Expenses 1.9% 5.9% 7.9% 2.6% 3.7% Net Margin $0.4 $1.3 $1.9 $0.5 $0.7 Q2-19 Q3-19 Q4-19 Q1-20 Q2-20 Net Income

During the second quarter, our cash, cash equivalents and investments increased $1.6 million to $48.4 million from $46.8 million in the prior quarter ended December 31, 2019.

Its worth noting that our excess cash is invested mainly in CDs backed by the FDIC, US Treasury securities and money market accounts, which are secure and highly liquid. We believe our existing cash and short-term investments, along with cash flow from operations, is sufficient to meet our working capital and investment requirements for beyond the next 12 months.

During the quarter, we repurchased 41,796 shares of our common stock for an aggregate value of approximately $429,000. Our board and management team will continue to evaluate how we deploy our capital to generate the highest returns for our shareholders. To further ensure our financial stability during these uncertain times, we have suspended our share repurchase plan.

That concludes my prepared remarks. I will now turn the call back over to Cheri.

Cheri?

FieldReport / Fiscal Q2 2020 Earnings Call / April 23, 2020 NASDAQ:CLFD Strong Balance Sheet Supports Profitable Growth • $48.4 million in cash and cash investment balances NASDAQ:CLFD 11 $ in Millions Cash and Investment Balances $34.3 $44.2 $44.3 $35.5 $47.5 2015 2016 2017 2018 2019 Q2-20 $48.4

Thanks, Dan.

Over the last two years, we’ve been executing on our ‘Coming of Age Plan,’ which is our three-year strategic plan designed to strengthen our core business and position our company for disruptive growth opportunities, especially around 5G. As our financial and operational performance in Q2 demonstrated, we’re now starting to realize the results from this plan. I'll now spend a moment providing a brief update on our three major initiatives within that plan.

In terms of our first initiative, expanding our core Community Broadband business, we are seeing emerging opportunities with utilities, in which we expect our unique modular architecture will help us capitalize on these opportunities and grow our share in this market. Further, we expect to be successful in working with service providers who will benefit from the expanded funding programs for broadband deployment sponsored by the Federal government.

FieldReport / Fiscal Q2 2020 Earnings Call / April 23, 2020 NASDAQ:CLFD Clearfield’s ‘Coming of Age’ Plan NASDAQ:CLFD 12 Expanding Core Community Broadband Business Attracting utilities, co - ops and CLECs as they enter underserved communities, maintaining a steady growth rate

In terms of our progress enhancing our operational effectiveness, our success in this area was most clearly demonstrated by the 40% gross profit margin we realized in the quarter. In addition to benefiting from the cost reduction efforts across the product lines, as Dan mentioned, we are continually looking for ways to improve our manufacturing capabilities and supply chain efficiencies. During Q2 we signed a lease for a second manufacturing facility in Mexico, which has doubled our square footage and allows us to establish lean manufacturing initiatives by dedicating one facility to connectivity and the other to splicing operations associated with our enclosures. The COVID-19 impact in Mexico caused temporary delays in our ability to begin shipping product from the facility but did not significantly impact the planned level of revenue shipped this quarter. Based on our current assessment, we believe we can commence shipping from the facility in the coming weeks.

In terms of our competitive position, we recently introduced Home Deployment Kits, which are designed to ease the task of fiber-to-the-home deployment and reduce install time by approximately 30 minutes. In addition, these products can be installed by the home owner within their own structure, providing for a contact-free installation.

FieldReport / Fiscal Q2 2020 Earnings Call / April 23, 2020 NASDAQ:CLFD Clearfield’s ‘Coming of Age’ Plan NASDAQ:CLFD 13 Expanding Core Community Broadband Business Attracting utilities, co - ops and CLECs as they enter underserved communities, maintaining a steady growth rate Enhancing Competitive Position and Operational Effectiveness Investing in products, manufacturing and supply chain to increase competitiveness and maintain and reduce costs

The third initiative of our plan involves capitalizing on our 5G opportunities within the wireline markets of national carriers and all wireless markets.

In the second quarter, we introduced the StreetSmart portfolio of fiber management products to support 5G small cell densification. Serving as the demarcation point between the backhaul fiber provider and the mobile network operator, the StreetSmart Fiber Hand-Off Box creates a secure, carrier-class separation between wireline and wireless fiber connections.

From our vantage point, including conversations with customers and other industry participants over the last several weeks, 5G builds are still committed, and we’ve even seen some Tier 1 players increase their 5G-related CAPEX budgets for this year despite the COVID-19 uncertainties.

FieldReport / Fiscal Q2 2020 Earnings Call / April 23, 2020 NASDAQ:CLFD Clearfield’s ‘Coming of Age’ Plan NASDAQ:CLFD 14 Expanding Core Community Broadband Business Attracting utilities, co - ops and CLECs as they enter underserved communities, maintaining a steady growth rate Enhancing Competitive Position and Operational Effectiveness Investing in products, manufacturing and supply chain to increase competitiveness and maintain and reduce costs Capitalizing on Disruptive Growth Opportunities Within National Wireline and Wireless Markets Leveraging customer relationships and application knowledge to capture opportunities related to 5G, NG - PON, and edge computing initiatives

In response to the changing landscape created by the COVID-19 pandemic, Clearfield has instituted multiple policies to protect the safety of our employees, to adapt to new trends in the global workforce, and to ensure the long-term viability remains intact.

I am encouraged to report that there have been no layoffs, all non-production employees are able to do their jobs remotely and that our production operations are working at normal capacity while adhering to state and federal government guidelines.

As we move through the fiscal third quarter, our non-production employees are all working remotely. We are actively promoting and demonstrating our product solutions through video conferencing and other methods.

We dual source the majority of our components and, as of now, most of our supply chain partners remain operational and have continued to provide the necessary components for our products.

We have increased our inventory stocking position in each plant to ensure dual manufacturing sites. We have invested in additional manufacturing equipment and personnel to provide alternative capacity in one location or the other should we have an illness outbreak in one or both of our production sites. We are providing hazard pay and productivity bonuses and have re-laid out our plant floor to allow for social distancing. In addition, we have established a COVID-task force among the production workforce to ensure all health needs are being addressed.

However, these are highly uncertain times and the pandemic will undoubtedly create circumstances beyond our immediate control. Our contingency plans may not be sufficient to meet customer demand and could result in a potentially significant increase in manufacturing costs.

Due to these economic uncertainties, we received a $3.7 million loan under the Payroll Protection Program (“PPP”) within the Coronavirus Aid Relief and Economic Security (CARES) Act. The loan bears interest at a fixed rate of 1% and will be forgiven if Clearfield meets certain conditions. The PPP loan provides us with an additional layer of financial protection to continue employing all of our team members through this period of significant uncertainty.

FieldReport / Fiscal Q2 2020 Earnings Call / April 23, 2020 NASDAQ:CLFD Operational Response to COVID - 19 NASDAQ:CLFD 15 Assigned Critical Manufacturer Status Will remain open per the “Guidance on the Essential Critical Infrastructure Workforce” published by the U.S. Department of Homeland Security Majority of Supply Chain Remains Operational Placed significant stocking orders on component level inventory to meet customer needs Secured $3.7M Small Business Administration Loan in Connection with its Paycheck Protection Program Providing additional layer of financial and protection to continue employing all 222 of our employees throughout the duration of the loan period

As we move through the fiscal third quarter, our business remains strong, with production currently stable and operational. We believe we have the right plan and foundation in place to ensure we successfully navigate these uncertain times, backed by nearly $50 million in cash and investments, industry-leading solutions and a world-class team. We remain confident these factors will enable us to capitalize on the disruptive growth opportunities within the fiber optics industry, both in the near-term and long-term as well.

I’m very proud of how our team. Our team has seamlessly adapted to today’s dynamic working environment. We’ve built a highly resilient business as evidenced by our strong results for Q2 as well as our ability to continue supporting the critical needs of our customers during a time that is challenging for many businesses, regardless of industry.

As of today, Clearfield’s business remained strong with bookings in the fiscal third quarter of 2020 outpacing the levels realized in the fiscal second quarter of 2020. However, the lack of visibility in the broader global markets and intensifying demand uncertainty could potentially disrupt Clearfield’s supply chain and customer order patterns as well as reduce the overall demand for its products in the near-term. Recognizing this reality, Clearfield’s leadership team and Board of Directors believe it was prudent and necessary to temporarily withdraw the Company’s fiscal 2020 financial guidance until such time that visibility returns to pre-COVID-19 levels.

And with that, we’re ready to open the call for your questions.

Operator?

FieldReport / Fiscal Q2 2020 Earnings Call / April 23, 2020 NASDAQ:CLFD Key Takeaways Proven business model and management execution Enhanced management team and expansion of total addressable market Strong competitive position in a rapidly growing multi - billion - dollar fiber optics industry, especially with the roll - out of 5G and NG - PON2 technologies Healthy balance sheet: $48.4M in cash and investments Twelve - year history of profitability and positive free cash flow 12 NASDAQ:CLFD

Thank you.

We will now be taking questions from the company’s publishing sell-side analysts.

FieldReport / Fiscal Q2 2020 Earnings Call / April 23, 2020 NASDAQ:CLFD Q&A Cheri Beranek PRESIDENT & CEO NASDAQ:CLFD 17 Dan Herzog CHIEF FINANCIAL OFFICER

Operator

Our first question comes from the line of Tim Savageaux of Northland Capital Markets.

Steven

Northland Capital Markets, Research Division

This is actually Steven on for Tim. I was wondering if you could give us any color on what drove the increase in backlog.

Cheryl Beranek

Chief Executive Officer, President & Director

Couple of things. The increase in backlog was a lot more orders, and a lot more in the tail end of the quarter in March. The backlog is driven across the company that's in community broadband, MSO as well as in the carrier business. We didn't quite have the -- some of it came a little bit late in the month of March and some of it was associated with what we're doing in Mexico and that the COVID virus didn't allow us to open up the second plant because the construction team that was dedicated to our plant got called to a Mexican federal project. But it's long-term consistent overall business.

Steven

Northland Capital Markets, Research Division

Okay. That's great. And then can you just let us know, is there -- the traffic increases due to the pandemic, are those positively impacting your business? Or is it pushing anything out?

FieldReport / Fiscal Q2 2020 Earnings Call / April 23, 2020 NASDAQ:CLFD 18 NASDAQ:CLFD

Cheryl Beranek

Chief Executive Officer, President & Director

When you say traffic, broadband traffic?

Steven

Northland Capital Markets, Research Division

Yes. Correct.

Cheryl Beranek

Chief Executive Officer, President & Director

Right. I think we're certainly seeing a level of high interest from our service provider customers, whose -- their customers are asking for service turn-ups. And I think there's no better time right now to demonstrate just how crucial broadband connectivity is and how much it drives our day-to-day lives.

I think we're seeing a little bit of uptick in second quarter, but not a lot, and that's still kind of in front of us. We're seeing our service providers see a level of take rates that they haven't previously seen because people need it and they're demonstrating through it. So I think it's both a short-term and long-term opportunity for us in that -- because of the recognition of those -- the success of what that delivers.

FieldReport / Fiscal Q2 2020 Earnings Call / April 23, 2020 NASDAQ:CLFD 19 NASDAQ:CLFD

Operator

I'd now like to turn the call back to CEO, Cheri Beranek, for her closing comments.

FieldReport / Fiscal Q2 2020 Earnings Call / April 23, 2020 NASDAQ:CLFD 20 NASDAQ:CLFD

Cheryl Beranek

Chief Executive Officer, President & Director

Thank you, everyone. I appreciate you joining us today. We, as a company, traditionally take questions from our covering analysts. If you have a question that has not been addressed in today's information, please feel free to reach out to us by sending an e-mail to myself personally, which is cberanek@clfd.com or to our IR firm, which is ir@gateway.com. I ask you to stay safe, wash your hands and social distancing is not a choice, it's a requirement. Thanks very much. Bye for now.

Daniel Herzog

Chief Financial Officer

Good-bye.

FieldReport / Fiscal Q2 2020 Earnings Call / April 23, 2020 NASDAQ:CLFD Thank You Cheri Beranek PRESIDENT & CEO NASDAQ:CLFD 21

Thank you for joining us today for Clearfield’s fiscal second quarter 2020 earnings conference call. You may now disconnect.

FieldReport / Fiscal Q2 2020 Earnings Call / April 23, 2020 NASDAQ:CLFD Contact Us NASDAQ:CLFD 22 COMPANY CONTACT: Cheri Beranek President & CEO Clearfield, Inc. IR@clfd.net INVESTOR RELATIONS: Matt Glover and Tom Colton Gateway Investor Relations (949) 574 - 3860 CLFD@gatewayir.com